Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form 8-K/A (Amendment No. 1) dated May 23, 2016 of Eyegate Pharmaceuticals, Inc. of our report dated May 23, 2016, relating to the audited financial statements of Jade Therapeutics, Inc. as of and for the years ended December 31, 2015 and 2014.

/s/ Raich Ende Malter & Co. LLP

Florham Park, New Jersey

May 23, 2016